EXHIBIT 99
CORPORATE INVESTOR RELATIONS 1809 7TH AVENUE, SUITE 1414 SEATTLE, WA 98101 206.762.0993 www.stockvalues.com	CLIENT: CONTACT:	WILSHIRE BANCORP, INC. Brian E. Cho, EVP & CFO 213.387.3200 www.wilshirebank.com
NEWS RELEASE

WILSHIRE BANCORP POSTS 25% PROFIT GROWTH IN SECOND QUARTER;
NET INTEREST MARGIN IMPROVES AND LOAN PORTFOLIO INCREASES 27%

LOS ANGELES, CA - July 27, 2006 - Wilshire Bancorp, Inc. (Nasdaq: WIBC), the holding company for Wilshire State Bank, today reported record profits in both the second quarter and the first half of 2006. Strong loan production combined with the closing of the Liberty Bank of New York (LBNY) acquisition resulted in 27% loan growth and a 28% increase in deposits over the past twelve months. For the quarter ended June 30, 2006, net income increased 25% to $8.4 million, or $0.29 per diluted share, compared to $6.8 million, or $0.23 per diluted share, in the second quarter of 2005. For the first six months of 2006, net income grew 27% to $16.2 million, or $0.56 per diluted share, compared to $12.8 million, or $0.44 per diluted share, in the first half of 2005.

Wilshire continues to generate some of the best performance measures in the banking industry. In the second quarter of 2006, the return on average equity (ROE) was 26.3% and the return on average assets (ROA) was 1.90%, compared to 27.2% and 1.92%, respectively, in the second quarter of 2005. For the six month period through June, ROE was 26.4% and ROA was 1.87% in 2006, versus 26.8% and 1.90% in the first half of 2005.

“We closed our acquisition of LBNY in late May, adding $26 million in loans, $30 million in cash and securities, and over $50 million in deposits,” stated Soo Bong Min, President and CEO. “While the acquisition was certainly modest in size and expense, the two LBNY offices in New York, now branded Wilshire State Bank, improve our presence in one of the nation’s prime markets. We posted strong growth in the second quarter, with solid loan and deposit growth throughout our market area, including building off of LBNY’s solid foundation in New York.”

New loan originations grew 33% in the second quarter of 2006 to $291 million, compared to $218 million in the second quarter last year. Total loans increased by 27% to $1.43 billion at June 30, 2006, compared to $1.13 billion at June 30, 2005, reflecting strong loan generation throughout Wilshire’s branch network. Assets grew to $1.85 billion at June 30, 2006, up 27% from $1.46 billion a year prior.

“We primarily rely on retail deposits to fund our loan growth, and the deposit mix at LBNY was very attractive,” Min said. “With 44% of LBNY’s total deposits in noninterest bearing accounts, our net interest margin saw immediate improvement. In addition, rising interest rates have improved the yields on our adjustable rate loans, while deposit costs have been slower to rise.”

Total deposits grew 28% to $1.59 billion at June 30, 2006, compared to $1.24 billion at the end of the second quarter last year. Jumbo time deposits were 44% of total deposits at June 30, 2006, down slightly from March 31, 2006, before the LBNY deposits were added, but up slightly from the end of the second quarter last year.

Net interest margin improved to 4.74% in the second quarter of 2006, compared to 4.37% in the preceding quarter and 4.61% in the second quarter last year. “While difficult to predict, I hope to see further margin improvement this year by building additional core deposits in New York and offering fewer promotional rate CDs in Los Angeles,” stated Brian Cho, EVP and Chief Financial Officer.“If we are forced to be aggressive on our time deposit rates to retain customers or fund our loan growth, our margin may stay flat or drop slightly in the second half of the year. But I do not anticipate a repeat of the margin compression that we experienced in the first quarter of 2006.”

Reflecting the growth in the loan portfolio and a more moderate increase in funding costs in the second quarter of 2006, net interest income increased 30% to $19.4 million in the quarter, compared to $15.0 million in same quarter last year. Other operating income grew 43% to $6.6 million, from $4.6 million in the second quarter of 2005, with an increase in service fees on deposits and over a 100% increase in gain on sale of loans. Other operating expense increased 41% to $10.6 million, compared to $7.5 million in the second quarter of 2005, reflecting the additional staff, occupancy, and marketing expenses associated with general business expansion and the startup of the New York operations.

“Our gain on sale of guaranteed SBA loans doubled over the second quarter last year, reflecting our increased loan production and efforts to limit our exposure to prepayments,” Cho said. “Other operating income improved 43% in the second quarter of 2006 compared to the same period last year. We sell a portion of our SBA production and retain servicing rights, which are capitalized when sold and realized as other income over the life of loan. However, faster prepayment rates have decreased our servicing rights, resulting in charges against other income of $284,000 in the second quarter and $758,000 in the first half of 2006.”

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WIBC - 2Q06
July 27, 2006

In the six month period ended June 30, 2006, net interest income was $36.7 million, up 28% from $28.6 million in the first half of last year. Other operating income was $12.3 million, a 29% increase over $9.6 million in the first six months of 2005, due to the improved gains on sale of loans. Other operating expenses were up 27% to $19.5 million, compared to $15.4 million in the first half of 2005.

“The costs associated with opening Wilshire State Bank in New York pushed our efficiency ratio just above 40% in the second quarter, although it was slightly below that level for the first half of 2006,” Cho said. “We remain focused on minimizing our operating expenses, but I anticipate that we will stay in the 40% range in the near term.” The efficiency ratio was 40.8% in the quarter ended June 30 2006, compared to 38.5% in the first quarter of 2006 and 38.5% in the second quarter last year. For the first six months of 2006, the efficiency ratio improved to 39.7%, compared to 40.3% in the same period a year ago.

“The LBNY transaction was a smooth one, and now that we have established our presence in that market I expect continued success there,” Min said. “In addition to expanding our geographic presence over the years, we have also increased our product offerings. While SBA and commercial real estate lending remain important parts of our business, we have also grown our commercial and consumer lending portfolios.”

“Diversifying our loan portfolio has helped to mitigate credit risk,” Cho added. “We are committed to maintaining our underwriting standards across all business lines, and our asset quality remains very solid and virtually unchanged from a year ago. Although non-performing loans and assets have increased since the end of the first quarter of 2006, they remain very manageable and I do not anticipate any meaningful losses. Most of the non-performers are not related to the portfolio we purchased from LBNY, which was overall quite clean.”

Non-performing loans (NPLs) were 0.32% of gross loans at the end of the second quarter of 2006, unchanged from a year ago. Non-performing assets (NPAs) were 0.26% of total assets at the end of the second quarter of 2006, compared to 0.25% of assets a year prior.

“We have continued to increase our loan loss reserves to keep pace with the growth in our loan portfolio,” Cho said. “In the first six months of 2006 we had $2.3 million in loan loss provisions, while net charge offs were just $186,000. As a result, the allowance for loan losses was $16.4 million at the end of June 2006, representing 1.14% of gross loans and 334% of NPAs.”

At June 30, 2006, shareholders’ equity was $133 million, up 32% from $101 million a year earlier, and book value grew to $4.56 per share from $3.53 a year prior. Capital ratios continue to exceed the “Well Capitalized” guidelines established by regulatory agencies.

Management will host its quarterly conference call today, July 27, at 1:30 pm PDT (4:30 pm EDT). Investment professionals are invited to participate in the call by dialing 1-866-383-7989 and using passcode 51871478. Current and prospective shareholders are also invited to listen to the live or archived call at www.wilshirebank.com, or www.earnings.com.

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WIBC - 2Q06
July 27, 2006

Wilshire Bancorp and its subsidiary Wilshire State Bank have received significant accolades for growth, performance and profitability. Earlier this month, Sandler O’Neill released its Bank and Thrift Sm-All Stars—Class of 2006, recognizing 34 of the 573 publicly traded institutions with assets of less than $2 billion, focusing on growth, profitability, credit quality and capital strength. Wilshire is one of only nine companies to be named each year since the list’s inception in 2004. In April, Wilshire Bancorp was added to the Standard & Poor’s SmallCap 600 index, and in January, US Banker magazine named Wilshire Bancorp third in its All-Star Lineup - The Top 20 Banks of 2006, based on year-over-year ROE. In September 2005, Fortune named Wilshire the 79th fastest-growing public company in the nation. A month earlier, US Banker ranked Wilshire 7th on its list of the Top 100 Publicly Traded Mid-Tier Banks, those with less than $10 billion in assets, based on their three-year ROE.

Headquartered in Los Angeles, Wilshire State Bank operates 19 branch offices in California, Texas and New York and seven Loan Production Offices in San Jose, Seattle, Las Vegas, Houston, Atlanta, Denver, and Annandale, Virginia, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and is subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

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WIBC - 2Q06
July 27, 2006

CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited) (dollars in thousands, except per share data)

	Quarter Ended	Three Month	Quarter Ended	One Year	Quarter Ended
	June 30, 2006	Change	March 31, 2006	Change	June 30, 2005
INTEREST INCOME
Interest on Loans & Leases	$31,626	14%	$27,650	52%	$20,780
Interest on Securities	$2,238	26%	$1,776	95%	1,147
Interest on Federal Funds Sold	$773	-52%	$1,615	42%	545
Interest on Commercial Paper	$-	0%	$-	-100%	67
Total Interest Income	34,637	12%	31,041	54%	22,539

INTEREST EXPENSE
Deposits	13,645	11%	12,253	109%	6,536
FHLB Advances & Other	1,554	3%	1,509	50%	1,035
Total Interest Expense	15,199	10%	13,762	101%	7,571

Net Interest Income	19,438	12%	17,279	30%	14,968
Provision for Loan Losses	1,200	13%	1,060	67%	720
Net Interest Income After Provision for Loan Losses	18,238	12%	16,219	28%	14,248

OTHER OPERATING INCOME
Fees on Deposits	2,441	13%	2,155	35%	1,815
Gain on Sales of Loans	3,055	30%	2,350	105%	1,489
Other	1,084	-14%	1,259	-17%	1,313
Total Other Operating Income	6,580	14%	5,764	43%	4,617

OPERATING EXPENSES
Salaries and Employee Benefits	5,965	13%	5,256	38%	4,317
Occupancy & Equipment	1,072	20%	896	39%	770
Other	3,580	32%	2,712	46%	2,444
Total Other Operating Expenses	10,617	20%	8,864	41%	7,531

Income Before Taxes	14,201	8%	13,119	25%	11,334
Income Tax	5,786	9%	5,296	26%	4,582
NET INCOME	$8,415	8%	$7,823	25%	$6,752

Per Share Data
Basic Earnings Per Common Share	$0.29	7%	$0.27	24%	$0.24
Earnings Per Share – Assuming Dilution	$0.29	7%	$0.27	23%	$0.23
Weighted Average Shares Outstanding	28,911,555		28,714,017		28,574,385
Weighted Average Shares Outstanding Including
Dilutive Effect Of Stock Options	29,278,179		29,108,778		28,924,459

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WIBC - 2Q06
July 27, 2006

CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited) (dollars in thousands, except per share data)

	Six Months Ended	One Year	Six Months Ended
	June 30, 2006	Change	June 30, 2005
INTEREST INCOME
Interest on Loans & Leases	$59,275	52%	$39,009
Interest on Securities	4,014	99%	2,019
Interest on Federal Funds Sold	2,389	146%	972
Interest on Commercial Paper	-	-100%	67
Total Interest Income	65,678	56%	42,067

INTEREST EXPENSE
Deposits	25,898	122%	11,646
FHLB Advances & Other	3,064	69%	1,813
Total Interest Expense	28,962	115%	13,459

Net Interest Income	36,716	28%	28,608
Provision for Loan Losses	2,260	85%	1,220
Net Interest Income After Provision for Loan Losses	34,456	26%	27,388

OTHER OPERATING INCOME
Fees on Deposits	4,596	30%	3,534
Gain on Sales of Loans	5,405	54%	3,512
Other	2,343	-7%	2,507
Total Other Operating Income	12,344	29%	9,553

OPERATING EXPENSES
Salaries and Employee Benefits	11,221	29%	8,693
Occupancy & Equipment	1,968	23%	1,603
Other	6,292	24%	5,074
Total Other Operating Expenses	19,481	27%	15,370

Income Before Taxes	27,320	27%	21,571
Income Tax	11,082	27%	8,749
NET INCOME	$16,238	27%	$12,822

Per Share Data
Basic Earnings Per Common Share	$0.56	25%	$0.45
Earnings Per Share – Assuming Dilution	$0.56	25%	$0.44
Weighted Average Shares Outstanding	28,813,332		28,499,455
Weighted Average Shares Outstanding Including
Dilutive Effect Of Stock Options	29,194,021		28,894,993

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WIBC - 2Q06
July 27, 2006

CONSOLIDATED BALANCE SHEET	June 30,	Three Month	March 31,	One Year	June 30,
(unaudited)(dollars in thousands, except share data)	2006	Change	2006	Change	2005
ASSETS:
Noninterest-Earning Demand Deposits & Cash on Hand	$72,585	4%	$70,031	23%	$59,111
Federal Funds Sold & Other Cash Equivalents	76,003	-33%	114,003	27%	60,003
Commercial Paper	-	0%	-	-100%	17,985
Total Cash & Cash Equivalents	148,588	-19%	184,034	8%	137,099

Interest-Bearing Deposits in Other Financial Institutions	500	0%	500	na	-
Securities Available for Sale	188,272	10%	171,144	55%	121,139
Securities Held to Maturity	20,835	-9%	22,848	-17%	25,100
Total Securities	209,607	8%	194,492	43%	146,239

Loans & Leases Receivable	1,434,135	9%	1,312,588	27%	1,130,834
Allowance for Loan Losses	16,358	10%	14,870	31%	12,450
Loans & Leases Receivable, Net	1,417,777	9%	1,297,718	27%	1,118,384

Accrued Interest Receivable	8,728	16%	7,556	75%	4,990
Acceptance	2,879	-18%	3,509	1%	2,841
Other Real Estate Owned	242	-18%	294	0%	-
Premises & Equipment	9,940	12%	8,900	18%	8,452
Federal Home Loan Bank (FHLB) Stock, at Cost	7,346	17%	6,254	21%	6,052
Cash Surrender Value of Life Insurance	15,397	1%	15,255	4%	14,820
Goodwill	6,767	na	-	0%	-
Core Deposit Intangible	1,619	na	-	0%	-
Other Assets	24,924	21%	20,601	37%	18,148
TOTAL ASSETS	$1,853,814	7%	$1,738,613	27%	$1,457,025

LIABILITIES & STOCKHOLDERS’ EQUITY:
LIABILITIES:
Noninterest-Bearing Demand Deposits	$345,019	10%	$312,292	14%	$302,122
Savings & NOW Deposits	45,821	6%	43,318	4%	44,053
Money Market Deposits	355,787	8%	329,751	36%	262,487
Time Deposits of $100,000 or More	695,657	7%	652,526	31%	529,583
Other Time Deposits	148,160	3%	143,350	40%	105,768
Total Deposits	1,590,444	7%	1,481,237	28%	1,244,013

FHLB Advances	45,000	-10%	50,000	-12%	51,000
Acceptance	2,879	-18%	3,509	1%	2,841
Subordinated Debentures	61,547	0%	61,547	34%	46,083
Accrued Interest & Other Liabilities	21,163	-5%	22,173	74%	12,157
Total Liabilities	1,721,033	6%	1,618,466	27%	1,356,094

STOCKHOLDERS’ EQUITY:
Common Stock - No Par Value-Authorized, 80,000,000
Shares Issued and Outstanding, 29,120,370, 28,739,760 & 28,585,640 Shares, Respectively	48,505	15%	42,213	18%	41,079
Retained Earnings	86,135	9%	79,175	43%	60,140
Accumulated Other Comprehensive Income, Net of Taxes	(1,859)	50%	(1,241)	545%	(288)
Total Stockholders’ Equity	132,781	11%	120,147	32%	100,931

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,853,814	7%	$1,738,613	27%	$1,457,025

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WIBC - 2Q06
July 27, 2006

AVERAGE BALANCES
(unaudited)(dollars in thousands)	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Average Assets	$1,774,172	$1,703,524	$1,405,638	$1,738,821	$1,352,564
Average Equity	127,895	118,469	99,306	123,208	95,847
Average Net Loans (includes LHFS)	1,377,679	1,266,976	1,085,961	1,322,633	1,056,240
Average Deposits	1,512,128	1,444,595	1,192,119	1,478,548	1,148,995
Average Time Deposits of $100,000 or more	657,744	649,306	507,513	653,548	487,233
Average Interest-Earning Assets	$1,642,050	1,581,171	$1,297,611	$1,611,779	$1,249,848

CONSOLIDATED FINANCIAL RATIOS	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
(unaudited)(dollars in thousands, except per share data)	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Annualized Return on Average Assets	1.90%	1.84%	1.92%	1.87%	1.90%
Annualized Return on Average Equity	26.32%	26.41%	27.20%	26.36%	26.75%
Efficiency Ratio	40.81%	38.47%	38.45%	39.71%	40.28%
Annualized Operating Expense/Average Assets	2.39%	2.08%	2.14%	2.24%	2.27%
Annualized Net Interest Margin	4.74%	4.37%	4.61%	4.56%	4.58%
Tier 1 Leverage Ratio	9.63%	9.47%	9.59%
Tier 1 Risk-Based Capital Ratio	11.35%	11.84%	11.29%
Total Risk-Based Capital Ratio	13.53%	14.43%	13.33%
Book Value Per Share	$4.56	$4.18	$3.53

ALLOWANCE FOR LOAN LOSSES	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
(unaudited) (dollars in thousands)	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Balance at Beginning of Period	$14,870	$13,999	$11,669	$13,999	$11,111
Provision for Loan Losses	1,200	1,060	720	2,260	1,220
Allowance for Loan Losses Acquired in LBNY Acquisition	601	-	-	601	-
Less: Charge Offs (Net Recoveries)	108	78	(93)	186	(149)
Less: Provision for Losses on Off-Balance Sheet Item	205	111	32	316	30
Balance at End of Period	$16,358	$14,870	$12,450	$16,358	$12,450
Loan Loss Allowance/Gross Loans	1.14%	1.13%	1.10%
Loan Loss Allowance/Non-performing Loans	351.53%	667.63%	339.22%
Loan Loss Allowance/Total Assets	0.88%	0.86%	0.85%
Loan Loss Allowance/Non-performing Assets	334.19%	589.68%	339.22%

NON-PERFORMING ASSETS
(net of guaranteed portion)	June 30, 2006	March 31, 2006	June 30, 2005
Accruing Loans - 90 Days Past Due	$901	$438	$402
Non-accrual Loans	3,753	1,790	3,268
Restructured Loans	-	-	-
Total Non-performing Loans	$4,654	2,228	$3,670
Total Non-performing Loans/Gross Loans	0.32%	0.17%	0.32%
OREO	$242	294	$-
Total Non-performing Assets	$4,895	$2,522	$3,670
Total Non-performing Assets/Total Assets	0.26%	0.15%	0.25%

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NOTE: Transmitted on Business Wire at 3:30 a.m. PDT on July 27, 2006.